UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2006

SHELTER PROPERTIES VI

(Exact name of Registrant as specified in its charter)

            South Carolina

   0-13261

  57-0755618

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Shelter Properties VI Limited Partnership, a South Carolina limited partnership (the “Registrant”), owns Rocky Creek Apartments (“Rocky Creek”), a 120-unit apartment complex located in Augusta, Georgia.  As previously disclosed, on October 20, 2005, the Registrant and two other partnerships (together with the Registrant, the “Selling Partnerships”), entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Chartwell Augusta, LLC, a Delaware limited liability company (the “Purchaser”), to sell the three apartment complexes owned by the Selling Partnerships to the Purchaser for a total sales price of $22,900,000. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the corporate general partner of the Registrant.

As previously disclosed, on December 19, 2005, the Purchaser terminated the Purchase Agreement.

On April 27, 2006, the Selling Partnerships and the Purchaser entered into the Reinstatement and First Amendment to Purchase and Sale Contract (the “First Amendment”), a copy of which is filed herewith as an exhibit.  The First Amendment effectively reinstated the Purchase Agreement according to the terms and conditions as previously disclosed in the Registrant’s Current Report on Form 8-K dated October 20, 2005, with the following modifications:

PURCHASE PRICE.  The total purchase price is $20,305,000 (reduced from $22,900,000).  Of the total purchase price, $4,184,590 represents the purchase price allocated to Rocky Creek, subject to certain prorations and adjustments at the closing.

CLOSING.  The expected closing date of the transaction is June 30, 2006. Subject to certain notice requirements, the Selling Partnerships have the right to extend the closing for up to thirty days by delivering written notice to the Purchaser.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10(iv)n

Reinstatement and First Amendment to Purchase and Sale Contract between Shelter Properties VI, a South Carolina limited partnership, and the affiliated Selling Partnerships and Chartwell Augusta, LLC, a Delaware limited liability company, dated April 27, 2006.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES VI

By:

Shelter Realty VI Corporation

Corporate General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

May 1, 2006